US-DOCS\150016370.2 DESCRIPTION OF CAPITAL STOCK General The following summary describes the capital stock of Rent the Runway, Inc. (the “Company,” “Rent the Runway,” “we,” “us,” and “our”) and certain material provisions of our Twelfth Amended and Restated Certificate of Incorporation, as amended (“Amended Charter”), and our Amended and Restated Bylaws (“Amended Bylaws”) and the General Corporation Law of the State of Delaware (the “DGCL”). Because the following is only a summary, it does not contain all of the information that may be important to you and is qualified in its entirety by our Amended Charter and Amended Bylaws. For a complete description, you should read our Amended Charter and our Amended Bylaws and applicable provisions of the DGCL. Certain provisions of our Amended Charter and our Amended Bylaws summarized below may be deemed to have an anti-takeover effect and may delay or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares of Class A common stock. Our Amended Charter authorizes capital stock consisting of: •300,000,000 shares of Class A common stock, par value $0.001 per share; •50,000,000 shares of Class B common stock, par value $0.001 per share; and •10,000,000 shares of preferred stock, par value $0.001 per share. Common Stock We have two classes of authorized common stock, Class A common stock and Class B common stock. The rights of the holders of Class A common stock and Class B common stock are identical, except with respect to voting and conversion. Class A Common Stock. Holders of shares of our Class A common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. The holders of our Class A common stock do not have cumulative voting rights in the election of directors. Holders of shares of our Class A common stock vote together with holders of our Class B common stock as a single class on all matters (including the election of directors) submitted to a vote of our stockholders, except as otherwise required by applicable law or the Amended Charter. Holders of shares of our Class A common stock do not have preemptive, subscription, redemption or conversion rights. There are no redemption or sinking fund provisions applicable to the Class A common stock. Class B Common Stock. Each share of our Class B common stock entitles its holders to 20 votes per share on all matters submitted to a vote of stockholders. The holders of shares of our Class B common stock do not have cumulative voting rights in the election of directors. Each share of Class B common stock is convertible at any time at the option of the holder into one fully paid and nonassessable share of Class A common stock. Except as otherwise provided in our Amended Charter, each share of Class B common stock automatically converts into one fully paid and nonassessable share of Class A common stock upon certain sales or transfers as described in our Amended Charter. In addition, each share of Class B common stock converts automatically into one share of Class A common stock upon the date that is earlier of (i) the transfer of such share to a person that is not in the same Permitted Ownership Group (as defined in the Amended Charter) as such Permitted Class B Holder (as defined in the Amended Charter), (ii) November 1, 2028 or (iii) with respect to any shares held by any person in a Co-Founder’s Permitted Ownership Group, (A) such time as a Co- Founder is removed or resigns from the Board of Directors, or otherwise ceases to serve as a director on

US-DOCS\150016370.2 our Board of Directors, (B) such time as a Co-Founder ceases to be either an employee, officer or consultant, or (C) the date that is 12 months after the death or disability of a Co-Founder. Holders of shares of our Class B common stock vote together with holders of our Class A common stock as a single class on all matters (including the election of directors) submitted to a vote of our stockholders, except as otherwise required by applicable law or the Amended Charter. Holders of our Class B common stock do not have preemptive, subscription or redemption rights. There are no redemption or sinking fund provisions applicable to the Class B common stock. Common Stock Dividend Rights. The holders of our Class A and Class B common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine. The time and amount of dividends are dependent upon, among other things, our business prospects, results of operations, financial condition, cash requirements and availability, debt repayment obligations, capital expenditure needs, contractual restrictions, covenants in the agreements governing our current and future indebtedness, industry trends, the provisions of Delaware law affecting the payment of dividends to stockholders and any other factors or considerations our board of directors may determine is relevant. Shares of Class A and Class B common stock shall be treated equally, identically and ratably, on a per share basis, with respect to any dividends as may be declared and paid from time to time by our board of directors out of any legally available assets. However, in the event that a dividend is paid in the form of shares of Class A common stock or Class B common stock (or rights to acquire, or securities convertible into or exchangeable for, such shares), then Class A common stockholders shall be entitled to receive shares of Class A common stock (or rights to acquire, or securities convertible into or exchangeable for, such shares, as the case may be), and Class B common stockholders shall be entitled to receive shares of Class B common stock (or rights to acquire, or securities convertible into or exchangeable for, such shares, as the case may be), with Class A common stockholders and Class B common stockholders receiving, on a per share basis, an identical number of shares of Class A common stock or Class B common stock (or rights to acquire, or securities convertible into or exchangeable for, such shares, as the case may be), as applicable. Notwithstanding the foregoing, our board of directors may pay dividends per share of Class A common stock or Class B common stock that are disparate from each other in terms of the amount of such dividend payable per share, the form in which such dividend is payable, the timing of the payment, or otherwise as approved by the affirmative vote of the holders of Class A common stock representing a majority of the voting power of the outstanding shares of Class A common stock, voting separately as a single class, and the affirmative vote of the holders of Class B common stock representing a majority of the voting power of the outstanding shares of Class B common stock, voting separately as a single class. Right to Receive Liquidation Distributions. If we become subject to a liquidation, dissolution, or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our Class A and Class B common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock. Treatment of Common Stock in Reclassifications and Mergers. The affirmative vote of the holders of Class A common stock representing a majority of the voting power of the outstanding shares of Class A common stock, voting separately as a single class, and the affirmative vote of the holders of Class B common stock representing a majority of the voting power of the outstanding shares of Class B common stock, voting separately as a single class, shall be required to subdivide, combine, reclassify or otherwise change the shares of Class A common stock or Class B common stock unless the shares of the other class of common stock are concurrently subdivided, combined, reclassified or otherwise changed in the same proportion and in the same manner.

US-DOCS\150016370.2 The affirmative vote of the holders of Class A common stock representing a majority of the voting power of the outstanding shares of Class A common stock, voting separately as a single class, and the affirmative vote of the holders of Class B common stock representing a majority of the voting power of the outstanding shares of Class B common stock, voting separately as a single class, shall be required to approve any merger or consolidation requiring a vote of our stockholders under applicable law unless the shares of Class A common stock and Class B common stock remain outstanding and no other consideration is received in respect thereof or such shares are converted on a pro rata basis into shares of the surviving or parent entity in such transaction having identical rights to the shares of Class A common stock and Class B common stock, respectively. Preferred Stock Under the terms of our Amended Charter, our board of directors is authorized to direct us to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, powers, preferences, privileges, qualifications, limitations and restrictions, including without limitation voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock. Additionally, the issuance of preferred stock may adversely affect the holders of our Class A common stock by restricting dividends on the Class A common stock, diluting the voting power of the Class A common stock or subordinating the liquidation rights of the Class A common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our Class A common stock. Registration Rights The Investors’ Rights Agreement to which we are party provides certain holders of our capital stock registration rights as set forth below. The registration of shares of our capital stock by the exercise of registration rights described below enables the holders to sell these shares without restriction under the Securities Act of 1933, as amended (the “Securities Act”). The demand, piggyback and Form S-3 registration rights described below expires, with respect to any particular stockholder, upon the earliest of (i) such time that such stockholder (a) owns less than 1% of the common stock on an as-converted basis and (b) can sell all of its shares entitled to registration rights under Rule 144 of the Securities Act and (ii) a liquidation event. Demand Registration Rights. Upon election by one or more holders holding at least 20% of the registrable securities held by such holders, certain holders are entitled to certain demand registration rights. Holders of these shares may request by written notice that we register all or a portion of the registrable shares. We are obligated to effect only three such registrations. Each request for registration must cover at least the number of securities as would have a reasonably anticipated aggregate value, based on market price of fair market value on the date of such request, of $15 million. Piggyback Registration Rights. In the event that we propose to register any of our securities under the Securities Act, either for our own account or for the account of other security holders, in connection with such offering certain holders are entitled to certain piggyback registration rights allowing the holder to include their shares in such registration, subject to certain marketing and other limitations. As a result, whenever we propose to file a registration statement under the Securities Act, other than with respect to a registration relating to (i) any mergers, acquisitions or exchange offers or (ii) any dividend reinvestment

US-DOCS\150016370.2 plans or stock option or other employee benefit plans, the holders of these shares are entitled to notice of the registration and have the right to include their shares in the registration, subject to limitations that the underwriters may impose on the number of shares included in the offering. Form S-3 Registration Rights. Subject to certain exceptions, holders of at least 10% of the registrable securities held by certain holders are entitled to certain Form S-3 registration rights. At any time after we become eligible to file a registration statement on Form S-3, the holders of these shares can make a request that we register their shares on Form S-3 if their aggregate value, based on the market price of fair market value on the date of such request, would be at least $5 million. We are not required to effect more than two registrations on Form S-3 within any 12-month period. Choice of Forum Our Amended Charter provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) is the sole and exclusive forum for: (i) any derivative action, suit or proceeding brought on our behalf; (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any of our current or former directors, officers, other employees or stockholder to us or our stockholders; (iii) any action, suit or proceeding asserting a claim arising out of or pursuant to any provision of the DGCL, our Amended Charter or our Amended Bylaws (as either may be amended or restated) or as to which the DGCL confers exclusive jurisdiction on the Court of Chancery of the State of Delaware; (iv) any action, suit or proceeding asserting a claim governed by the internal affairs doctrine, in all cases to the fullest extent permitted by law and subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. This choice of forum provision would not apply to suits brought to enforce a duty or liability created by the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or the Securities Act or any other claim for which the federal courts of the United States have exclusive jurisdiction. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all claims brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder and our Amended Charter provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America, to the fullest extent permitted by law, are the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. While the Delaware courts have determined that such choice of forum provisions are facially valid, a stockholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions. In such instance, we would expect to vigorously assert the validity and enforceability of the exclusive forum provisions of our Amended Charter, but there can be no assurance that the provisions would be enforced by a court in those other jurisdictions. Moreover, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all claims brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder and our Amended Charter provides that the exclusive forum provision does not apply to suits brought to enforce any duty or liability created by the Exchange Act. Accordingly, actions by our stockholders to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder must be brought in federal court. Additionally, our Amended Charter provides that any person or entity holding, owning, or otherwise acquiring any interest in any of our securities shall be deemed to have notice of and consented to these provisions. Anti-Takeover Provisions

US-DOCS\150016370.2 Our Amended Charter and Amended Bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. We believe that these provisions, which are summarized below, could discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our board of directors the power to discourage acquisitions that some stockholders may favor. Authorized but Unissued Shares. The authorized but unissued shares of our common stock and our preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of Nasdaq. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise or make such an attempt more difficult. Dual Class Stock. As described above, our Amended Charter provides for a dual class structure, which provides the holders of our Class B common stock with the ability to control the outcome of matters requiring stockholder approval, even if they own significantly less than a majority of the shares of our outstanding Class A common stock and Class B common stock. These matters include the election of directors and significant corporate transactions, such as a merger or other sale of our company or its assets. Classified Board of Directors. Our Amended Charter provides that our board of directors is divided into three classes, with the number of directors in each class being as nearly equal in number as possible. The directors in each class serve for a three-year term, one class being elected each year by our stockholders, with staggered three-year terms. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control of us or our management. Removal of Directors. Our Amended Charter provides that members of our board of directors may be removed from office only for cause by an affirmative vote of the holders of at least two-thirds of the voting power of all of our outstanding stock entitled to vote generally in the election of directors. Board Vacancies and Board Size. Our Amended Charter and Amended Bylaws provide that any vacant directorships, including newly created directorships, may only be filled by a majority of the directors then in office, though less than a quorum, or by the sole remaining director and the number of directors constituting the full board of directors is permitted to be set only by a resolution of the board of directors. Stockholder Action; Special Meetings of Stockholders. Our Amended Charter provides that our stockholders may not take action by consent, but may only take action at annual or special meetings of our stockholders. As a result, a holder controlling a majority of our capital stock would not be able to amend our Amended Bylaws or remove directors without holding a meeting of our stockholders called in accordance with our Amended Bylaws. Further, our Amended Bylaws provide that only the chairperson of our board of directors or a majority of our board of directors may call special meetings of our stockholders, thus prohibiting a stockholder from calling a special meeting. These provisions could delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors. Advance Notice Requirements for Stockholder Proposals and Director Nominations. In addition, our Amended Bylaws provide an advance notice procedure for stockholder proposals or nominations to be brought before a meeting of stockholders. In order for any matter to be “properly brought” before a meeting, a stockholder must comply with advance notice and provide us with certain information and otherwise comply with the requirements set forth in our Amended Bylaws. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before

US-DOCS\150016370.2 the meeting by or at the direction of our board of directors or by a qualified stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business or nomination before the meeting. These provisions could have the effect of delaying stockholder actions that are favored by the holders of a majority of our outstanding voting securities until the next stockholder meeting. Amendment of Certificate of Incorporation or Bylaws. Our Amended Bylaws may be amended or repealed by our board of directors or by the affirmative vote of two-thirds voting power of all of the then- outstanding shares of our voting stock entitled to vote thereon. Generally, the approval by our board of directors and the affirmative vote of the holders of two-thirds in voting power of the outstanding shares entitled to vote thereon would be required to amend our Amended Charter. Stockholders Not Entitled to Cumulative Voting. The DGCL provides that stockholders are not entitled to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our Amended Charter does not provide for cumulative voting. Section 203 of the DGCL. We have opted out of Section 203 of the DGCL. However, our Amended Charter contains provisions that are similar to Section 203. Specifically, our Amended Charter provides that, subject to certain exceptions, we are not able to engage in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless certain requirements are met. A “business combination” includes, among other things, a merger or consolidation involving us and the “interested stockholder” or the sale of more than 10% of our assets to an “interested stockholder.” In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any affiliates or associates of such entity or person. However, under our Amended Charter, Jennifer Y. Hyman, Bain Capital Venture Investors, LLC and Highland Management Partners VIII Ltd, and any of their respective affiliates are deemed to not be interested stockholders regardless of the percentage of our outstanding voting stock owned by them, and accordingly are not subject to such restrictions. Corporate Opportunity Doctrine Our Amended Charter provides that, to the fullest extent permitted by Delaware law, we have renounced any interest or expectancy in, or in being offered an opportunity to participate in, an Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, any director who is not an employee of Rent the Runway or any of its subsidiaries (each, a “Covered Person”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director. Dissenters’ Rights of Appraisal and Payment Under the DGCL, with certain exceptions, our stockholders have appraisal rights in connection with a merger or consolidation of Rent the Runway. Pursuant to Section 262 of the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation would have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery. Stockholders’ Derivative Actions

US-DOCS\150016370.2 Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates. Transfer Agent and Registrar The transfer agent and registrar for our Class A common stock is Equiniti Trust Company, LLC. Trading Symbol and Market Our Class A common stock is traded on The Nasdaq Capital Market under the symbol “RENT.”